                                  UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                    FORM 8-K

                CURRENT REPORT PURSUANT TO SECTION 13 OR 15(d) OF
                       THE SECURITIES EXCHANGE ACT OF 1934

                        Date of Report: December 15, 1999

                          Commission File No. 001-13783

                      INTEGRATED ELECTRICAL SERVICES, INC.

             (Exact name of registrant as specified in its charter)

                  DELAWARE                              76-0542208
       (State or other jurisdiction of     (I.R.S. Employer Identification No.)
       incorporation or organization)


                             515 Post Oak Boulevard
                                    Suite 450
                                  Houston, Texas               77027-9408
                     (Address of principal executive offices)  (zip code)

       Registrant's telephone number, including area code: (713) 860-1500

ITEM 2.  ACQUISITION OR DISPOSITION OF ASSETS

     On October 18, 1999, Integrated Electrical Services, Inc. (the "Company") consummated the acquisition of all of the issued and outstanding capital stock of Britt Rice Electric, Inc. and Britt Rice Company and certain assets held by Britt Rice individually, (collectively, "BRE"). BRE performs electrical contracting services primarily in Bryan, College Station and Dallas, Texas.
The consideration paid by the Company for BRE was determined through negotiations between representatives of the Company and BRE and consisted of an aggregate of 577,386 shares of common stock of the Company and approximately $9.0 million in cash. The cash portion of the consideration paid for BRE was funded through borrowings under the Company's existing $175.0 million line of credit facility. The Company intends to continue using the assets of BRE in the electrical contracting business.

ITEM 7. FINANCIAL STATEMENTS, PRO FORMA FINANCIAL INFORMATION AND EXHIBITS

        (A) FINANCIAL STATEMENTS OF BUSINESS ACQUIRED

                          INDEPENDENT AUDITORS' REPORT


Britt Rice Electric, Inc. and
Britt Rice Company
College Station, Texas


We have audited the accompanying balance sheet of Britt Rice Electric, Inc. (a corporation) and Britt Rice Company (a proprietorship) as of December 31, 1998, and the related statements of income and retained earnings and capital and cash flows for the year then ended. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audit.

We conducted our audit in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Britt Rice Electric, Inc. and Britt Rice Company as of December 31, 1998, and the results of its operations and its cash flows for the year then ended in conformity with generally accepted accounting principles.

Our audit was made for the purpose of forming an opinion on the basic financial statements taken as a whole. The supplementary information on pages 13-29 is presented for the purposes of additional analysis and is not a required part of the basic financial statements. Such information has been subjected to the auditing procedures applied in the audit of the basic financial statements and, in our opinion is fairly stated in all material respects in relation to the basic financial statements taken as a whole.




DULOCK & COMPANY, P.C.
February 26, 1999

                          BRITT RICE ELECTRIC, INC. AND
                               BRITT RICE COMPANY
                                  BALANCE SHEET
                                DECEMBER 31, 1998


                                                    BRITT RICE     BRITT RICE
                                                  ELECTRIC, INC.    COMPANY      ELIMINATIONS       COMBINED
                                                  --------------   ----------    ------------      -----------
ASSETS

Current Assets
    Cash                                          $      559,914   $  151,158    $         --      $   711,072
    Certificates of deposit - money market             2,363,212      270,074              --        2,633,286
    Contracts receivable
       Completed contracts                             1,122,187      314,651              --        1,436,838
       Earned estimates                                2,022,989       65,838              --        2,088,827
       Retainage                                         817,892       12,314              --          830,206
    Accounts receivable
       Britt Rice Electric, Inc.                              --      710,379        (710,379)              --
       Other                                              57,599                           --           57,599
    Inventory - materials & supplies                     456,666           --              --          456,666
    Costs and estimated earnings in excess of
       billings on uncompleted contracts                 106,962           --              --          106,962
    Prepaid expense                                       42,775           --              --           42,775
                                                  --------------   ----------    ------------      -----------
Total Current Assets                                   7,550,196    1,524,414        (710,379)       8,364,231

Property and Equipment - at Cost
    Machinery and equipment                              244,729       83,696              --          328,425
    Trucks and vehicles                                  989,576      239,274              --        1,228,850
    Office equipment                                     322,807       96,625              --          419,432
                                                  --------------   ----------    ------------      -----------
                                                       1,557,112      419,595              --        1,976,707
    Less - accumulated depreciation                    1,026,409      414,171              --        1,440,580
                                                  --------------   ----------    ------------      -----------
                                                         530,703        5,424              --          536,127
                                                  --------------   ----------    ------------      -----------

Other Assets
    Organization cost - net of amortization                   --           --              --               --
                                                  --------------   ----------    ------------      -----------
                                                              --           --              --               --
                                                  --------------   ----------    ------------      -----------
Total Assets                                      $    8,080,899  $ 1,529,838     $  (710,379)     $ 8,900,358
                                                  ==============   ==========    ============      ===========



The accompanying notes are a part of the financial statements.

                          BRITT RICE ELECTRIC, INC. AND
                               BRITT RICE COMPANY
                            BALANCE SHEET (CONTINUED)
                                DECEMBER 31, 1998


                                                             BRITT RICE     BRITT RICE
                                                           ELECTRIC, INC.    COMPANY      ELIMINATIONS       COMBINED
                                                           --------------   ----------    ------------      -----------
LIABILITIES

Current Liabilities
    Notes payable - amount due in one year                 $       23,352   $       --    $         --      $    23,352
    Accounts payable
       Trade                                                    1,121,159      181,950              --        1,303,109
       Britt Rice Company                                         710,379           --        (710,379)              --
    Unbilled amounts due subcontractors and
       overbilling on contracts                                   781,925          799              --          782,724
    Accrued liabilities
       Payroll tax                                                  2,742           51              --            2,793
       Sales tax                                                   10,594        4,091              --           14,685
       Vacation                                                    78,925        7,513              --           86,438
    Federal income tax payable                                     (1,637)          --              --           (1,637)
                                                           --------------   ----------    ------------      -----------
Total Current Liabilities                                       2,727,439      194,404        (710,379)       2,211,464

Long-Term Debt
    Notes payable                                                      --           --              --               --

Deferred federal income tax                                            --           --              --               --
                                                           --------------   ----------    ------------      -----------

Total Liabilities                                               2,727,439      194,404        (710,379)       2,211,464

STOCKHOLDER'S EQUITY AND CAPITAL

Common stock - no par - 1,000,000 shares
    authorized - 10,000 shares issued and outstanding               1,000           --              --            1,000
Retained earnings                                               5,352,460           --              --        5,352,460
Capital - Britt Rice                                                   --    1,335,434              --        1,335,434
                                                           --------------   ----------    ------------      -----------
                                                                5,353,460    1,335,434              --        6,688,894
                                                           --------------   ----------    ------------      -----------

Total Liabilities and Stockholders' Equity and Capital     $    8,080,899   $1,529,838    $   (710,379)     $ 8,900,358
                                                           ==============   ==========    ============      ===========


The accompanying notes are a part of the financial statements.

                         BRITT RICE ELECTRIC, INC. AND
                               BRITT RICE COMPANY
                   STATEMENT OF RETAINED EARNINGS AND CAPITAL
                      FOR THE YEAR ENDED DECEMBER 31, 1998


                                 BRITT RICE         BRITT RICE
                                ELECTRIC, INC.       COMPANY          COMBINED
                                --------------      -----------      -----------
Balance - January 1             $    3,510,268      $ 1,384,913      $ 4,895,181


Net income                           2,732,837          208,486        2,941,323


Distributions - Withdrawals           (890,645)        (257,965)      (1,148,610)
                                --------------      -----------      -----------


Balance - December 31           $    5,352,460      $ 1,335,434      $ 6,687,894
                                ==============      ===========      ===========


The accompanying notes are a part of the financial statements.

                          BRITT RICE ELECTRIC, INC. AND
                               BRITT RICE COMPANY
                               STATEMENT OF INCOME
                      FOR THE YEAR ENDED DECEMBER 31, 1998


                                           BRITT RICE       BRITT RICE
                                          ELECTRIC, INC.     COMPANY          COMBINED
                                          --------------   ------------     ------------
Earned Revenues                           $   23,182,240   $  2,704,766     $ 25,887,006

Cost of Earned Revenues                       19,716,429      2,423,251       22,139,680
                                          --------------   ------------     ------------

Gross Profit on Contracts                      3,465,811        281,515        3,747,326

Operating Expenses                               902,384         90,715          993,099
                                          --------------   ------------     ------------

Income from Operations                         2,563,427        190,800        2,754,227

Other Income
    Interest                                      74,228         14,300           88,528
    Other                                         95,182          3,386           98,568
                                          --------------   ------------     ------------
                                                 169,410         17,686          187,096
                                          --------------   ------------     ------------

Net Income Before Federal Income Tax           2,732,837        208,486        2,941,323

Federal Income Tax Current                            --             --               --
                                          --------------   ------------     ------------

Net Income                                $    2,732,837   $    208,486     $  2,941,323
                                          ==============   ============     ============


The accompanying notes are a part of the financial statements.

                          BRITT RICE ELECTRIC, INC. AND
                               BRITT RICE COMPANY
                       SCHEDULE OF COST OF EARNED REVENUES
                      FOR THE YEAR ENDED DECEMBER 31, 1998


                                           BRITT RICE       BRITT RICE
                                          ELECTRIC, INC.     COMPANY          COMBINED
                                          --------------   ------------     ------------
Cost of Earned Revenues
    Materials                             $    8,980,336   $    548,016     $  9,528,352

    Salaries                                   6,270,213        549,058        6,819,271

    Sub-contracts                              2,343,421      1,130,291        3,473,712

    Insurance - bonds - liability -
       workmen's compensation -
       general - group                           323,358         58,449          381,807

    Tax - payroll                                506,691         43,299          549,990

    Truck and equipment expense                  171,426         19,924          191,350

    Rent                                         106,852          6,240          113,092

    Supplies                                     183,596         26,151          209,747

    Depreciation                                 148,428          7,455          155,883

    Equipment rental                             452,702         15,620          468,322

    Contract labor                               158,578             --          158,578

    Permits and fees                               4,599         16,023           20,622

    Employee benefits                                853          1,128            1,981

    Travel                                        56,669             --           56,669

    Other                                          8,707          1,597           10,304
                                          --------------   ------------     ------------

    Total                                 $   19,716,429   $  2,423,251     $ 22,139,680
                                          ==============   ============     ============

The accompanying notes are a part of the financial statements.

                          BRITT RICE ELECTRIC, INC. AND
                               BRITT RICE COMPANY
                         SCHEDULE OF OPERATING EXPENSES
                      FOR THE YEAR ENDED DECEMBER 31, 1998


                                              BRITT RICE       BRITT RICE
                                             ELECTRIC, INC.     COMPANY          COMBINED
                                             --------------   ------------     ------------
Operating Expenses
    Salaries - office - general              $      269,894   $     43,890     $    313,784
    Insurance - group - general                      19,200          4,800           24,000
    Legal and accounting                             23,000          6,570           29,570
    Office supplies - printing - postage             41,299          2,420           43,719
    Advertising                                      52,998            585           53,583
    Dues and subscriptions                            7,063             --            7,063
    Business promotion & entertainment               19,636          3,048           22,684
    Tax
       Payroll                                       22,094          3,509           25,603
       Franchise                                     82,775             --           82,775
       Ad valorem and other                          22,054            822           22,876
    Contributions                                     1,600             --            1,600
    Interest                                          3,328             --            3,328
    Depreciation                                     31,444         10,695           42,139
    Rent                                             26,713          1,560           28,273
    Repairs - maintenance - general                   8,280          2,020           10,300
    Maintenance agreements                            4,414             --            4,414
    Telephone                                        57,348          4,897           62,245
    Utilities                                        27,712             --           27,712
    Freight                                           3,589             72            3,661
    Bad debts                                        57,378          4,110           61,488
    Travel expense                                       --             --               --
    Radio & communications                           27,849            176           28,025
    Employee benefits                                   396             --              396
    Profit sharing - 401 K                           22,038          1,422           23,460
    Apprenticeship school                                --             --               --
    Computer support & data processing               67,986             --           67,986
    Other                                             2,296            119            2,415
                                             --------------   ------------     ------------

    Total                                    $      902,384   $     90,715     $    993,099
                                             ==============   ============     ============



The accompanying notes are a part of the financial statements.

                          BRITT RICE ELECTRIC, INC. AND
                               BRITT RICE COMPANY
                             STATEMENT OF CASH FLOWS
                      FOR THE YEAR ENDED DECEMBER 31, 1998


                                                                 BRITT RICE     BRITT RICE
                                                               ELECTRIC, INC.    COMPANY    ELIMINATIONS     COMBINED
                                                               --------------   ----------  ------------   ------------
Cash Flows From Operating Activities

    Net income                                                 $    2,732,837   $  208,486  $         --   $  2,941,323

    Adjustments to reconcile net income to net cash provided by operations:

          Depreciation                                                179,872       18,150            --        198,022
          Contracts receivable - (increase) decrease               (1,528,175)     (55,523)           --     (1,583,698)
          Accounts receivable - payable
             Intercompany (increase) decrease                         100,000     (100,000)           --             --
             Other - (increase) decrease                              (57,599)          --            --        (57,599)
          Inventory - (increase) decrease                            (456,666)          --            --       (456,666)
          Costs and estimated earnings in excess of
             billings on uncompleted contracts -
             (increase) decrease                                      (99,479)          --            --        (99,479)
          Prepaid expense - (increase) decrease                       (42,275)          --            --        (42,275)
          Accounts payable - trade - increase (decrease)              269,678       87,276            --        356,954
          Unbilled amounts due subcontractors and
             overbilling on contracts - increase (decrease)           129,125          799            --        129,924
          Accrued liabilities - increase (decrease)                    75,867        8,146            --         84,013
          Federal income tax payable - (decrease)                      (1,637)          --            --         (1,637)
                                                               --------------   ----------  ------------   ------------

    Net Cash Provided by Operating Activities                       1,301,548      167,334            --      1,468,882
                                                               --------------   ----------  ------------   ------------

Cash Flows From Investing Activities

    Purchase of machinery and equipment                               (18,583)      (1,086)           --        (19,669)
    Purchase of trucks and vehicles                                  (177,308)      (1,939)           --       (179,247)
    Purchase of office equipment                                       (7,854)     (10,695)           --        (18,549)
    Book value of trucks & machinery & equipment
       sold or traded                                                      --           --            --             --
    Britt Rice - distributions - withdrawals                         (890,645)    (257,965)           --     (1,148,610)
                                                               --------------   ----------  ------------   ------------

    Net Cash Used By Investing Activities                          (1,094,390)    (271,685)           --     (1,366,075)
                                                               --------------   ----------  ------------   ------------

Cash Flows From Financing Activities

    New borrowings
       Short-term                                                      50,688           --            --         50,688
       Long-term                                                       12,664           --            --         12,664
    Debt reduction
       Short-term                                                     (75,330)          --            --        (75,330)
       Long-term                                                      (12,664)          --            --        (12,664)
                                                               --------------   ----------  ------------   ------------

    Net Cash Used by Financing Activities                             (24,642)          --            --        (24,642)
                                                               --------------   ----------  ------------   ------------

    Net Increase (decrease) in cash -
       Certificates of Deposit - Money Market                         182,516     (104,351)           --         78,165

    Cash - January 1                                                2,740,610      525,583            --      3,266,193
                                                               --------------   ----------  ------------   ------------

    Cash - December 31                                         $    2,923,126   $  421,232  $         --   $  3,344,358
                                                               ==============   ==========  ============   ============

Supplemental Disclosures

    Interest paid                                              $        3,328   $       --  $         --   $      3,328
                                                               ==============   ==========  ============   ============

    Federal income tax paid                                    $           --   $       --  $         --   $         --
                                                               ==============   ==========  ============   ============


The accompanying notes are a part of the financial statements.

                          BRITT RICE ELECTRIC, INC. AND
                               BRITT RICE COMPANY
                          NOTES TO FINANCIAL STATEMENTS
                                DECEMBER 31, 1998


1.       Summary of Significant Accounting Policies

         The following is a summary of certain significant accounting policies followed in the preparation of these financial statements. The policies conform to generally accepted accounting principles and have been consistently applied.

         Basis for Recording Income

         Profits on long term contracts are recorded on the basis of the company's estimates of the percentage of completion of individual contracts, commencing when progress reaches a point where experience is sufficient to estimate final results with reasonable accuracy. That portion of the total contract price is accrued which is allocable, on the basis of the company's estimates of the percentage of completion, to contract expenditures incurred and work performed.

         As these long term contracts extend over one or more years revisions in cost and profit estimates during the course of the work are reflected in the accounting period in which the facts which require the revision become known.

         Profits on short term contracts are recorded on the substantial completion of each contract.

         At the time a loss on a contract becomes known, the entire amount of the estimated ultimate loss on both short term and long term contract is recorded.

         Property and Equipment

         Property and equipment is recorded at cost and depreciated over their estimated useful lives using the accelerated methods of depreciation for both financial reporting purposes and for federal income tax purposes. Upon sale or retirement, the cost and related accumulated depreciation are eliminated from the respective accounts and the resulting gain or loss is included in current income.

         Repairs and maintenance charges which do not increase the useful lives of the assets are charged to income as incurred.

2.       Notes Payable

         The following is a summary of note payable at December 31, 1998:

                          BRITT RICE ELECTRIC, INC. AND
                               BRITT RICE COMPANY
                    NOTES TO FINANCIAL STATEMENTS (CONTINUED)
                                DECEMBER 31, 1998



                                       PRINCIPAL AMOUNT DUE
                                     -------------------------
                                      IN ONE      IN MORE THAN
                                       YEAR         ONE YEAR        TOTAL
                                     --------     ------------     --------
Norwest Bank - Texas, N.A. -
Bryan, Texas - original amount
$165,000 line of credit -
dated March 27, 1998 - fifteen -
month note - due July 9, 1999 -
interest rate 7.0 percent -
unsecured                            $ 23,352     $         --     $ 23,352
                                     --------     ------------     --------


Total                                $ 23,352     $         --     $ 23,352
                                     ========     ============     ========


3.       Federal Income Tax

         The stockholders of Britt Rice Electric, Inc. have elected under
         Section 1372 (a) of the Internal Revenue Code to be taxed as a small business corporation. This election permits the undistributed taxable income of a "small business corporation" to be taxed to the stockholders rather than the corporation. Therefore, Britt Rice Electric Inc. does not owe any federal income tax at December 31, 1998.

         Britt Rice Company is a proprietorship and Britt Rice includes the income of the company with his other income and expense on his federal income tax return form 1040. The federal income tax for the company has been paid and all additional federal income tax is recorded on Britt Rice's personal financial statement.

         The following is a reconciliation of income for financial statement and taxable income for the year ended December 31, 1998.

                                     FINANCIAL         TAX
                                     ----------     ----------
Income before federal income tax     $2,941,323     $2,941,323

Depreciation                                 --             --

Meals and entertainment - 50%
    non-deductible                       11,342         11,342
                                     ----------     ----------

Taxable Income                       $2,952,665     $2,952,665
                                     ==========     ==========

                          BRITT RICE ELECTRIC, INC. AND
                               BRITT RICE COMPANY
                    NOTES TO FINANCIAL STATEMENTS (CONTINUED)
                                DECEMBER 31, 1998


4.       Depreciation

         Depreciation is deducted in the statement of income as follows:

                            METHOD       LIFE        AMOUNT
                            ------    ---------     --------
Machinery and equipment     MACRS       7 years     $ 32,673

Trucks and vehicles         MACRS       5 years      123,210

Office equipment            MACRS     5-7 years       42,139
                                                    --------

Total                                               $198,022
                                                    ========


5.       Contingent Liabilities

         The company is contingently liable on the following lease agreements at December 31, 1998:

                           DATE OF    NUMBER OF   ANNUAL
                            LEASE      MONTHS     AMOUNT
                           -------    ---------  --------
Office and warehouse

    College Station         3-1-98       36      $ 90,795

    College Station         3-1-98       36         7,800

    Dallas                  9-1-92      120        42,770
                                                 --------

    Total                                        $141,365
                                                 ========

ITEM 7.           (B)      PRO FORMA FINANCIAL INFORMATION

                      INTEGRATED ELECTRICAL SERVICES, INC.

                    UNAUDITED PRO FORMA FINANCIAL STATEMENTS
                              BASIS OF PRESENTATION

         The unaudited pro forma balance sheet reflects the acquisition by Integrated Electrical Services, Inc. ("IES"), of BRE as if it had occurred on September 30, 1999. The unaudited pro forma statements of operations for the year ended September 30, 1998, presents the statement of operations data to give effect to the 78 electrical and cabling contracting and maintenance companies and related entities (including the 16 companies acquired concurrent with IES' initial public offering) acquired through September 30, 1999 (the "Previously Closed Acquisitions"), BRE and the related pro forma adjustments as if they had occurred on October 1, 1997. The unaudited pro forma statement of operations for the year ended September 30, 1999, presents the statement of operations data to give effect to the Previously Closed Acquisitions, BRE and the related pro forma adjustments as if they had occurred on October 1, 1998.

         IES has analyzed the savings that it expects to realize from reductions in salaries, bonuses and certain benefits to the owners. To the extent the owners of the Acquisitions have contractually agreed to changes in salary, bonuses, benefits and lease payments, these changes have been reflected in the unaudited pro forma combined statement of operations.

         Certain pro forma adjustments are based on preliminary estimates, available information and certain assumptions that Company management deems appropriate and may be revised as additional information becomes available. The pro forma financial data do not purport to represent what IES's combined financial position or results of operations would actually have been if such transactions in fact had occurred on these dates and are not necessarily representative of IES's combined financial position or results of operations for any future period. Since the acquired entities were not under common control or management prior to their acquisitions by IES, historical combined results may not be comparable to, or indicative of, future performance. The unaudited pro forma combined financial statements should be read in conjunction with the historical consolidated financial statements and notes thereto included in the company's Annual Report for the year ended September 30, 1998 filed on Form 10-K. See also "Risk Factors" included elsewhere therein.

                      INTEGRATED ELECTRICAL SERVICES, INC.

                        UNAUDITED PRO FORMA BALANCE SHEET
                               SEPTEMBER 30, 1999
                                 (IN THOUSANDS)



                                                          IES AND                           PRO FORMA      PRO FORMA
                                                        SUBSIDIARIES          BRE          ADJUSTMENTS       TOTAL
                                                       -------------    --------------     -----------     ---------
 ASSETS

 CURRENT ASSETS:
   Cash.............................................   $       2,931      $   1,400         $    --     $      4,331
   Receivables, net.................................         270,726          6,162              --          276,888
   Inventories, net.................................          12,793            378              --           13,171
   Cost and estimated earnings in excess of
       billings on uncompleted contracts............          40,592             --              --           40,592
    Prepaid expenses and other current assets.......           7,640             46              --            7,686
                                                       -------------      ---------         -------     ------------
      Total current assets..........................         334,682          7,986              --          342,668
RECEIVABLES FROM RELATED PARTIES....................              --             --              --               --
GOODWILL, NET.......................................         467,385             --          10,270          477,655
PROPERTY AND EQUIPMENT, NET.........................          47,368            477              --           47,845
OTHER NONCURRENT ASSETS.............................           9,057             --              --            9,057
                                                       -------------      ---------         -------     ------------
      Total assets..................................   $     858,492      $   8,463         $10,270     $    877,225
                                                       =============      =========         =======     ============

LIABILITIES AND STOCKHOLDERS' EQUITY

CURRENT LIABILITIES:
   Short-term debt and current
       maturities of long-term debt.................   $       1,444      $      --         $    --     $      1,444
   Accounts payable and accrued expense.............         116,121          2,369              --          118,490
   Billings in excess of costs and estimated
       earnings on uncompleted contracts............          37,507            755              --           38,262
   Income taxes payable.............................           3,971             --              --            3,971
   Other current liabilities........................              67             (2)             --               65
                                                       -------------      ---------         -------     ------------
      Total current liabilities.....................         159,110          3,122              --          162,232
                                                       -------------      ---------         -------     ------------
LONG-TERM BANK DEBT.................................          76,980             --              --           76,980
OTHER LONG-TERM DEBT, net of current
    maturities                                                 1,120             --           9,100           10,220
SENIOR SUBORDINATED NOTES,
    net of $1,170 discount..........................         148,849             --              --          148,849
OTHER NON-CURRENT LIABILITIES.......................           5,267             --              --            5,267
                                                       -------------      ---------         -------     ------------
      Total liabilities.............................         391,326          3,122           9,100          403,548
STOCKHOLDERS' EQUITY:
   Preferred stock..................................              --             --              --               --
   Common stock.....................................             360              1               5              366
   Restricted common stock..........................              27             --              --               27
   Treasury stock...................................              --             --              --               --
   Additional paid-in capital.......................         407,926             --           6,505          414,431
   Retained earnings................................          58,853          5,340          (5,340)          58,853
                                                       -------------      ---------         -------     ------------
      Total stockholders' equity....................         467,166          5,341           1,170          473,677
                                                       -------------      ---------         -------     ------------
     Total liabilities and stockholders' equity.....   $     858,492      $   8,463         $10,270     $    877,225
                                                       =============      =========         =======     ============

                      INTEGRATED ELECTRICAL SERVICES, INC.

                   UNAUDITED PRO FORMA STATEMENT OF OPERATIONS
                      FOR THE YEAR ENDED SEPTEMBER 30, 1998
                    (IN THOUSANDS, EXCEPT SHARE INFORMATION)


                                                             PREVIOUSLY
                                              IES AND          CLOSED                         PRO FORMA      PRO FORMA
                                           SUBSIDIARIES     ACQUISITIONS       BRE           ADJUSTMENTS       TOTAL
                                           -------------  --------------- ---------------   --------------   ---------
REVENUES..................................  $    386,721   $     771,373  $        24,510   $           --   $1,182,604
COST OF SERVICES..........................       306,052         617,831           19,741               --      943,624
                                            ------------   -------------  ---------------   --------------   ----------
   GROSS PROFIT...........................        80,669         153,542            4,769               --      238,980
SELLING, GENERAL, AND
    ADMINISTRATIVE EXPENSES...............        47,390         119,657            1,059          (41,762)a    126,344
NON-CASH, NON-RECURRING
     COMPENSATION CHARGE..................        17,036              --               --          (17,036)b         --
GOODWILL AMORTIZATION.....................         3,212              --               --            9,040 c     12,252
                                            ------------   -------------  ---------------   --------------   ----------
   INCOME FROM OPERATIONS.................        13,031          33,885            3,710           49,758      100,384
OTHER INCOME (EXPENSE):
   Interest expense.......................        (1,161)         (1,602)              --           (2,166)d     (4,929)
   Interest income........................           433           1,517               67           (2,326)d       (309)
   Other, net.............................           335             939               49             (462)c        861
                                            ------------   -------------  ---------------   --------------   ----------
OTHER INCOME (EXPENSE), NET...............          (393)            854              116           (4,954)      (4,377)
INCOME BEFORE INCOME TAXES................        12,638          34,739            3,826           44,804       96,007
PROVISION FOR INCOME TAXES................        12,690          14,080               --           14,546 e     41,316
                                            ------------   -------------  ---------------   --------------   ----------
NET INCOME (LOSS).........................  $        (52)  $      20,659  $         3,826   $       30,258   $   54,691
                                            ============   =============  ===============   ==============   ==========

EARNING (LOSS) PER SHARE -
          BASIC -                           $       0.00                                                     $     1.39
                                            ============                                                     ==========
          DILUTED -                         $       0.00                                                     $     1.38
                                            ============                                                     ==========
SHARES USED IN THE COMPUTATION OF
   EARNINGS (LOSS) PER SHARE
          BASIC -                             19,753,060                                                     39,218,933
                                            ============                                                     ==========
          DILUTED -                           19,753,060                                                     39,618,766
                                            ============                                                     ==========

                      INTEGRATED ELECTRICAL SERVICES, INC.

                  UNAUDITED PRO FORMA STATEMENT OF OPERATIONS
                     FOR THE YEAR ENDED SEPTEMBER 30, 1999
                    (IN THOUSANDS, EXCEPT SHARE INFORMATION)


                                                            PREVIOUSLY
                                              IES AND         CLOSED         BRITT RICE       PRO FORMA       PRO FORMA
                                           SUBSIDIARIES     ACQUISITIONS   ELECTRIC, INC.    ADJUSTMENTS        TOTAL
                                           -------------  --------------- ---------------   --------------    ----------

REVENUES..................................  $  1,035,888  $       233,195 $        28,551   $           --    $1,297,634
COST OF SERVICES..........................       816,715          186,846          22,883             (402)a   1,026,042
                                            ------------  --------------- ---------------   --------------    ----------
   GROSS PROFIT...........................       219,173           46,349           5,668              402       271,592
SELLING, GENERAL, AND
    ADMINISTRATIVE EXPENSES...............       113,871           38,823           2,040           (8,231)a     146,503
GOODWILL AMORTIZATION.....................         9,305               --              --            2,947 c      12,252
                                            ------------  --------------- ---------------   --------------    ----------
   INCOME FROM OPERATIONS.................        95,997            7,526           3,628            5,686       112,837
OTHER INCOME (EXPENSE):
   Interest expense.......................       (14,089)            (999)             --              362 d     (14,726)
   Interest income........................           944              388             104             (492)d         944
   Other, net.............................           603              648             (51)              --         1,200
                                            ------------  --------------- ---------------   --------------    ----------
OTHER INCOME (EXPENSE), NET...............       (12,542)              37              53             (130)      (12,582)
INCOME BEFORE INCOME TAXES................        83,455            7,563           3,681            5,556       100,255
PROVISION FOR INCOME TAXES................        35,348            2,976              --            4,627 e      42,951
                                            ------------  --------------- ---------------   --------------    ----------
NET INCOME (LOSS).........................  $     48,107  $         4,587 $         3,681   $          929    $   57,304
                                            ============  =============== ===============   ==============    ==========


EARNING (LOSS) PER SHARE -
          BASIC -                           $       1.41                                                      $     1.46
                                            ============                                                      ==========
          DILUTED -                         $       1.39                                                      $     1.45
                                            ============                                                      ==========
SHARES USED IN THE COMPUTATION OF
   EARNINGS (LOSS) PER SHARE
          BASIC -                             34,200,532                                                      39,218,933
                                            ============                                                      ==========
          DILUTED -                           34,632,506                                                      39,650,907
                                            ============                                                      ==========

                      INTEGRATED ELECTRICAL SERVICES, INC.

                NOTES TO UNAUDITED PRO FORMA FINANCIAL STATEMENTS

1.       UNAUDITED PRO FORMA BALANCE SHEET:

         The Unaudited Pro Forma Balance Sheet gives effect to the acquisition of BRE which was acquired for total consideration of $15.5 million, including $9.0 million in cash and 0.6 million shares of common stock.

2.       UNAUDITED PRO FORMA STATEMENT OF OPERATIONS:

         The Unaudited Pro Forma Statement of Operations for the year ended September 30, 1998 for IES and Subsidiaries reflects the historical results of Houston-Stafford Electric, Inc. ("Houston-Stafford") as the accounting acquirer (restated for the effect of an acquisition accounted for as a pooling-of-interest combined) the other Founding Companies beginning February 1, 1998, and the Acquired Companies beginning on their respective dates of acquisition.

Pro Forma Adjustments consist of the following:

(a) Reflects the reduction in salaries, bonuses and benefits and lease payments to the owners of the Acquisitions. These reductions in salaries, bonuses and benefits and lease payments have been agreed to in accordance with the terms of employment agreements executed as part of the acquisitions. Such employment agreements are for five years, contain restrictions related to competition and provide severance for termination of employment in certain circumstances.

(b) Includes the reversal of the $17.0 million non-cash, non-recurring compensation charge in connection with the acquisition of the Founding Companies.

(c) Reflects the amortization of goodwill recorded as a result of these acquisitions over a 40-year estimated life, as well as a reduction in historical minority interest expense attributable to minority interests that were acquired as part of the related acquisitions.

(d) Reflects the reduction of additional interest expense and income on borrowings which will be repaid and collected, respectively, subsequent to the acquisition and the reduction of certain non-recurring other income.

(e) Reflects the incremental provision for federal and state income taxes at a 38.5% overall tax rate, before non-deductible goodwill and other permanent items, related to the other statements of operations adjustments and for income taxes on the pretax income of acquired companies that have historically elected S Corporation tax status.

ITEM 7.           (C)      EXHIBITS

                  23.1     Consent of Dulock and Company, P.C.

                                   SIGNATURES

         Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Current Report to be signed on its behalf by the undersigned, thereunto duly authorized.

                                        INTEGRATED ELECTRICAL SERVICES, INC.


                                            By:  /s/ STANLEY H. FLORANCE
                                                 ------------------------------
                                                 STANLEY H. FLORANCE
                                                 SENIOR VICE PRESIDENT AND
                                                    CHIEF FINANCIAL OFFICER


Dated:  December 15, 1999

                                  Exhibit Index


Exhibit
   No.            Description
--------          -----------
  23.1            Consent of Dulock and Company, P.C.